UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported) November 30, 2009

American River Bankshares

(Exact name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-31525	68-0352144

(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA	95670

(Address of Principal Executive Offices)	(Zip Code)

(916) 851-0123

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Index to Exhibits is on Page 3

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INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Press Release dated November 30, 2009 with respect to the Registrant’s announcing the commencement of a $22 million offering of common stock	4

Item 7.01 Regulation FD Disclosure.

On November 30, 2009, American River Bankshares issued a press release announcing the commencement of a $22 million offering of common stock.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

The information contained in this Item 7.01 and the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus which is a part of such registration statement. When available, a copy of the preliminary prospectus may be obtained from Howe Barnes Hoefer & Arnett, Inc. at 1-800-800-4693 or at 222 South Riverside Plaza, 7th Floor, Chicago, Illinois 60606.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

(99.1) Press Release dated November 30, 2009 with respect to the Registrant’s announcing commencement of a $22 million offering of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo

November 30, 2009	Mitchell A. Derenzo, Chief Financial Officer (Principal Accounting and Financial Officer)

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